SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 9, 1999

     AVITAR, INC.
- ---------------------------------------------------------------
    (Exact name of registrant as specified in its charter)



      Delaware                  0-20316        06-1174053
- -----------------------------------------------------------------
 (Sate or other jurisdiction   (Commission      (IRS Employer
 of incorporation)            File Number)    Identification No.)


  65 Dan Road, Canton, MA                              02021
- -----------------------------------------------------------------
(Address of Principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (781) 821-2440

Item 7.      Financial Statements and Exhibits

 a. Financial statements

    Audited  financial  statements  of United  States Drug Testing
      Laboratories,  Inc.  for the years ended  December 31,  1998
      and 1997.                                                      F-1 to F-12


 b. Pro forma financial information for the Registrant and United States Drug Testing Laboratories, Inc.

    Condensed combined pro forma financial statements (unaudited)       F-13

    Pro forma  condensed  combined  balance sheet,  as of June 30,
      1999 (unaudited)                                                  F-14

    Pro forma condensed combined  statement of operations,  fiscal
      year ended September 30, 1998 (unaudited)                         F-15

    Pro forma  condensed  combined  statement of operations,  nine
      months ended June 30, 1999 (unaudited)                            F-16

    Notes  to  the  pro   forma   condensed   combined   financial
      statements (unaudited)                                        F-17 to F-18

 c. Unaudited quarterly information                                     F-19

    United States Drug Testing  Laboratories,  Inc.  balance sheet
      at June 30, 1999 (unaudited)                                      F-20

    Condensed   quarterly   statements  of  operations  of  United
      States Drug  Testing  Laboratories,  Inc. for the six months
      ended June 30, 1999 and 1998 (unaudited)                          F-21

    Condensed  statements  of cash flows for the six months  ended
      June 30, 1999 and 1998 (unaudited)                                F-22

 d. Exhibits (previously filed with the Commission)

                               United States Drug
                           Testing Laboratories, Inc.









                         Report on Financial Statements
                     Years Ended December 31, 1998 and 1997

                           United States Drug Testing
                               Laboratories, Inc.


                                                            Contents





Independent auditors' report                                      3


Financial statements:

    Balance sheets                                                4

    Statements of operations and deficit                          5

    Statements of cash flows                                      6

    Notes to financial statements                              7-11

Independent Auditors' Report



To the Board of Directors of
United States Drug Testing Laboratories, Inc.
Des Plaines, IL


We have audited the accompanying balance sheets of United States Drug Testing Laboratories, Inc. as of December 31, 1998 and 1997 and the related statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Drug Testing Laboratories, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/BDO Seidman, LLP


August 27, 1999



December 31,                                                        1998                 1997
------------------------------------------------------------------------------------------------
Assets (Note 4)

Current:
   Cash and cash equivalents                                 $    62,351          $    95,104
   Accounts receivable, less allowance for possible losses
     of $20,000 and $4,500                                       225,404              127,480
   Prepaid expenses and other                                     13,110               19,422
------------------------------------------------------------------------------------------------

     Total current assets                                        300,865              242,006
------------------------------------------------------------------------------------------------


Property and equipment (Note 2):
   Vehicles                                                       23,535               23,535
   Equipment                                                     259,964              248,348
------------------------------------------------------------------------------------------------

                                                                 283,499              271,883

     Less accumulated depreciation and amortization              270,455              257,259
------------------------------------------------------------------------------------------------

     Net property and equipment                                   13,044               14,624
------------------------------------------------------------------------------------------------

Other assets (Notes 2 and 3)                                      47,748               62,105
------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------
                                                             $   361,657          $   318,735

                                      F-4

                           United States Drug Testing
                               Laboratories, Inc.

                                 Balance Sheets




December 31,                                                                                 1998                 1997
-------------------------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity

Current liabilities:
   Revolving line of credit (Note 4)                                                  $    93,592          $    59,000
   Accounts payable                                                                        94,765              132,739
   Accrued expenses (Note 5)                                                               48,952               20,296
   Due to related party (Note 7)                                                           59,026               42,703
   Current maturities of long-term debt (Notes 6 and 7)                                     8,520                8,969
-------------------------------------------------------------------------------------------------------------------------

     Total current liabilities                                                            304,855              263,707

Long-term debt, less current maturities (Notes 6 and 7)                                     6,820               15,340
-------------------------------------------------------------------------------------------------------------------------

     Total liabilities                                                                    311,675              279,047
-------------------------------------------------------------------------------------------------------------------------

Commitments and contingencies (Notes 3, 7 and 8)

Shareholders' equity:
   Common stock, no par value; shares authorized
     1,000,000, issued and outstanding 1,000                                              143,151              143,151
   Deficit                                                                                (93,169)            (103,463)
-------------------------------------------------------------------------------------------------------------------------

     Total shareholders' equity                                                            49,982               39,688
-------------------------------------------------------------------------------------------------------------------------

                                                                                      $   361,657          $   318,735
-------------------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                           United States Drug Testing
                               Laboratories, Inc.


                      Statements of Operations and Deficit



Years ended December 31,                                                                     1998                 1997
-------------------------------------------------------------------------------------------------------------------------
Net sales (Note 9)                                                                  $   1,160,046         $    867,103

Cost of sales                                                                             408,503              269,999
-------------------------------------------------------------------------------------------------------------------------

     Gross profit                                                                         751,543              597,104
-------------------------------------------------------------------------------------------------------------------------

Operating expenses:
   Selling, general and administrative                                                    598,941              510,394
   Research and development                                                               153,270              127,598
-------------------------------------------------------------------------------------------------------------------------

     Total operating expenses                                                             752,211              637,992
-------------------------------------------------------------------------------------------------------------------------

     Operating loss                                                                          (668)             (40,888)
-------------------------------------------------------------------------------------------------------------------------

Other income:
   Interest expense                                                                       (18,020)             (15,657)
   Other income                                                                            28,982                6,400
   Gain on disposal of equipment                                                                -               38,240
-------------------------------------------------------------------------------------------------------------------------

     Other income, net                                                                     10,962               28,983
-------------------------------------------------------------------------------------------------------------------------

Net income (loss)                                                                          10,294              (11,905)

Deficit, beginning of year                                                               (103,463)             (91,558)
-------------------------------------------------------------------------------------------------------------------------

Deficit, end of year                                                                $     (93,169)        $   (103,463)
-------------------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                           United States Drug Testing
                               Laboratories, Inc.


                            Statements of Cash Flows



Years ended December 31,                                                                     1998                 1997
-------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net income (loss)                                                                   $   10,294            $ (11,905)
   Adjustments to reconcile net income (loss) to net cash provided by
     (used for) operating activities:
     Depreciation and amortization                                                         27,553               58,085
     Gain on disposal of equipment                                                              -              (38,240)
     Changes in operating assets and liabilities:
       Accounts receivable                                                                (97,924)             (28,713)
       Prepaid expenses and other                                                           6,312                2,779
       Accounts payable                                                                   (37,974)              69,613
       Accrued expenses                                                                    28,656                2,513
-------------------------------------------------------------------------------------------------------------------------

         Net cash provided by (used for) operating activities                             (63,083)              54,132
-------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
   Expenditures for property and equipment                                                (11,616)                (821)
   Expenditures for license                                                                     -              (25,000)
   Proceeds from disposal of equipment                                                          -               36,245
-------------------------------------------------------------------------------------------------------------------------

         Net cash provided by (used for) investing activities                             (11,616)              10,424
-------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
   Net borrowings under revolving line of credit                                           34,592               59,000
   Proceeds from (payments to) related party                                               16,323               (6,016)
   Principal payments on long-term debt                                                    (8,969)             (28,415)
-------------------------------------------------------------------------------------------------------------------------

         Net cash provided by financing activities                                         41,946               24,569
-------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                                      (32,753)              89,125

Cash and cash equivalents, beginning of year                                               95,104                5,979
-------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of year                                                 $   62,351            $  95,104
-------------------------------------------------------------------------------------------------------------------------

Supplemental disclosure of cash flow information: Cash paid during the year for:
     Interest                                                                          $    5,569            $  13,227

                 See accompanying notes to financial statements.

                           United States Drug Testing
                               Laboratories, Inc.

                          Notes to Financial Statements



1.   Description  of The  Company  is  engaged  in  the  business  of  providing
     specialized   laboratory  testing  Operations   including  substance  abuse
     identification and other related services.


2.   Summary of Accounting Policies

     Property  and  Equipment

          Property and equipment are stated at cost. Depreciation is computed using the Equipment straight-line method over the following estimated useful lives:

                                                                           Years
                                      ------------------------------------------

                                      Vehicles                                 5
                                      Equipment                                5

     License Fees

          License fees are being amortized on a straight-line basis over 5 years.

     Income Taxes

          The absence of a provision for federal income taxes is due to the election by the corporation, and consent by its shareholders to include their respective shares of taxable income of the corporation in their individual tax returns. As a result, no federal income tax is imposed on the corporation.

     Cash Equivalents

          The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Estimates and Assumptions.

          The preparation of financial statements in conformity with generally accepted accounting principles requires Company management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates and assumptions.

     Research and Development

          Research and development costs are expensed as incurred.

3. Other Assets Other assets consist of the following:

 December 31,                                         1998              1997
 -------------------------------------------------------------------------------

 License, net of accumulated amortization of
  $20,000 and $10,000                                $30,000            $40,000

 Deposits and other                                   17,748             22,105
 ------------------------------------------------------------------------------

                                                   $  47,748        $   62,105
                                      ------------------------------------------

          In December 1995, the Company entered into a license agreement with a university under which the Company obtained the right to use certain of the university's patented technologies in its drug testing services. The Company paid the university an initial license fee of $25,000 in 1996 and $25,000 in 1997. These license fees are being amortized over five years. Under the agreement, the Company is obligated to pay an annual royalty of 2% of qualified net sales. Minimum royalty payments due for the year ended December 31, 1998 and future annual periods is $8,000. Royalty expense for the years ended December 31, 1998 and 1997 amounted to approximately $8,000 and $2,400, respectively.


4.     Revolving Line  of  Credit

          The Company has a revolving line of credit of $100,000 with a bank which is secured by substantially all of the Company's assets. Interest is at the bank's prime rate (7.75% at December 31, 1998). In addition, the line of credit requires the Company to maintain specified levels of tangible net worth among other covenants. Borrowings under the agreement were $93,592 and $59,000 at December 31, 1998 and 1997, respectively.

5. Accrued Expenses

          Accrued expenses consist of the following:

  December 31,                                       1998              1997
  ---------------------------------------------------------------------------

  Payroll                                       $  20,277        $   17,043
  Rent 18,000                                           -
  Other                                            10,675             3,253
  ---------------------------------------------------------------------------

  Total                                         $  48,952        $   20,296
  ---------------------------------------------------------------------------


6. Long-Term Debt Long-term debt consists of the following:

 December 31,                                      1998              1997
 ------------------------------------------------------------------------------

 Note payable to bank, repaid in 1998.            $-                 $1,180

 Note   payable  to  bank  payable  in
  monthly installments  of  $710
  through   September 2000, plus
  interest at 9%.                                  15,340            23,129
 -----------------------------------------------------------------------------

                                                   15,340            24,309

 Less current maturities                            8,520             8,969
 -----------------------------------------------------------------------------

 Long-term portion                              $   6,820        $   15,340
 -----------------------------------------------------------------------------

 Maturities  of  long-term   debt  for  the
 calendar years ending December 31, are as follows:

                                                                        1998
 -----------------------------------------------------------------------------

 1999                                                               $ 8,520
 2000                                                                 6,820
 -----------------------------------------------------------------------------

                                                                 $   15,340
 -----------------------------------------------------------------------------

7.     Related Party Transactions

       Due to Related Party

          The Company has a demand loan payable to an officer amounting to $59,026 and $42,703 at December 31, 1998 and 1997, respectively. This loan payable is subordinated to all bank debt. The interest rate was 8.5% and 8.25% at December 31, 1998 and 1997, respectively.

       Lease

          The Company entered into a lease with an officer for additional office space. In addition to minimum lease payments, the Company is required to pay insurance and maintenance. The lease was terminated in July 1999. Future minimum rentals at December 31, 1998 amounted to $18,000. Rent expense charged to operations amounted to $36,800 and $38,800 for the years ended December 31, 1998 and 1997, respectively.


8.     Commitments and Contingencies

       Leases (See also Note 7)

          The Company has an operating lease for its laboratory facilities expiring November 1999. As of December 31, 1998 future minimum lease payments amounted to $45,012.

          Rent expense under this lease was approximately $47,800 and $46,400 for the years ended December 31, 1998 and 1997, respectively.

       Retirement

          Plan The Company has a Profit Sharing and 401(k) Plan ("Plan"). Substantially all employees are covered by the Plan. The Company may elect to make discretionary contributions to the Plan. For the years ended December 31, 1998 and 1997, the Company did not make any contributions to the Plan.

8.   Commitments and
     Contingencies
     (Continued)

     Year 2000 Issues (Unaudited)

          Like other companies, United States Drug Testing Laboratories, Inc. could be adversely affected if the computer systems the Company, its suppliers or customers use do not properly process and calculate date-related information and data during the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

9.   Significant  Sales

          The Company had sales to one customer approximating 19% of net sales for the year ended December 31, 1998. There were no major customers in 1997.


10.   Subsequent  Event

          On  July  9,  1999,  the  Company's   shareholders  sold  all  of  its
     outstanding stock to Avitar, Inc. in exchange for 2,000,000 restricted shares of Avitar's common stock.

Pro Forma Condensed Combined Financial Statements


Introduction:

On July 9, 1999 the Registrant acquired all the outstanding capital stock of United States Drug Testing Laboratories, Inc. ("USDTL") in exchange for approximately 2 million restricted shares of common stock of the Registrant. The amount of consideration was determined by arm's length negotiation between the Registrant and the majority stockholders of USDTL, taking into account the revenues and prospects for USDTL. The Registrant acquired the outstanding capital stock of USDTL from its shareholders Veronica Lewis, Douglas Lewis and Christine Moore. In connection with the Registrant's acquisition of USDTL, Douglas Lewis and Christine Moore have entered into Employment Agreements.

The unaudited pro forma condensed combined balance sheet of Avitar, Inc. ("Avitar") as of June 30, 1999 assumes the acquisition of USDTL occurred on that date.

The unaudited pro forma condensed combined statements of operations for the year ended September 30, 1998 and the nine months ended June 30, 1999 present the results of operations as if the USDTL acquisition had been consummated as of October 1, 1997. The operating results for USDTL for the year ended December 31, 1998 were used to prepare the unaudited pro forma condensed combined statement of operations for Avitar's fiscal year ended September 30, 1998. Accordingly, the unaudited operating results for USDTL for the three months ended December 31, 1998, which included revenue of $389,186 and net income of $71,126 have been included in both periods presented.

The unaudited pro forma condensed combined financial statements have been prepared by Avitar and all calculations have been made based upon assumptions deemed appropriate. The unaudited pro forma condensed combined financial statements were prepared utilizing the accounting policies of Avitar. The pro forma adjustments reflect the acquisition being recorded as a purchase and the preliminary allocation of the purchase price and accordingly may be subject to certain adjustments as the Company finalizes the allocation of the purchase price in accordance with generally accepted accounting principles. The purchase price has been allocated based upon the estimated fair value of the assets and liabilities acquired.

The unaudited pro forma financial information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the acquisition had been consummated on the dates indicated. In addition, the unaudited pro forma financial information does not purport to be indicative of results of operations or financial position which may be achieved in the future.

The unaudited pro forma financial information should be read in conjunction with Avitar's historical consolidated financial statements and notes thereto contained in the 1998 Annual Report on form 10-KSB and the Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999, and the financial statements of USDTL presented herein.

                          Avitar, Inc. and Subsidiaries

                          Pro Forma Condensed Combined
                                  Balance Sheet
                                   (Unaudited)



                                                                                                             Pro forma
                                                                                          Pro forma          Combined
June 30, 1999                                            Avitar            USDTL         Adjustments        As Adjusted
-------------------------------------------------------------------------------------------------------------------------
Assets:

Current assets:
   Cash and cash equivalents                       $  1,234,527        $   11,882        $        -        $  1,246,409
   Accounts receivable, net                             245,543           178,900                 -             424,443
   Inventories                                          185,777                 -                 -             185,777
   Prepaid expenses and other                           204,182            18,430                 -             222,612
-------------------------------------------------------------------------------------------------------------------------

     Total current assets                             1,870,029           209,212                 -           2,079,241

Property and equipment (net)                            159,735           157,638                 -             317,373
Other assets                                             17,000            41,586                 -              58,586
Goodwill                                                      -                 -         2,803,501(a)        2,803,501
-------------------------------------------------------------------------------------------------------------------------
     Total assets                                  $  2,046,764        $  408,436        $2,803,501        $  5,258,701
-------------------------------------------------------------------------------------------------------------------------


Liabilities and Stockholders' Equity

Current liabilities:
   Revolving line of credit                        $          -        $   90,595        $        -        $     90,595
   Accounts payable                                     646,426            93,188            70,000(c)          809,614
   Accrued expenses                                     443,428            53,020            (6,596)(b)         489,852
   Notes payable                                        327,414                 -                 -             327,414
   Due to related party                                       -            59,026           (59,026)(b)               -
   Current portion of long-term debt                     70,957            49,717                 -             120,674
-------------------------------------------------------------------------------------------------------------------------

     Total current liabilities                        1,488,225           345,546             4,378           1,838,149

Long-term debt, less current portion                     21,631            95,161                 -             116,792
-------------------------------------------------------------------------------------------------------------------------

     Total liabilities                                1,509,856           440,707             4,378           1,954,941

Stockholders' equity (deficit):
   Preferred stock                                       18,515                 -                 -              18,515
   Common stock                                         214,167           143,151          (143,151)(a)         234,793
                                                                                                316(b)
                                                                                             20,310(a)
   Additional paid-in capital                        20,113,767                 -            65,306(b)       22,859,993
                                                                                          2,680,920(a)
   Notes receivable                                  (1,000,000)                                  -          (1,000,000)
   Deficit                                          (18,809,541)         (175,422)          175,422(a)      (18,809,541)
-------------------------------------------------------------------------------------------------------------------------

     Total stockholders' equity (deficit)               536,908           (32,271)        2,799,123           3,303,760
-------------------------------------------------------------------------------------------------------------------------
     Total liabilities and stockholders' equity    $  2,046,764        $  408,436        $2,803,501        $  5,258,701
-------------------------------------------------------------------------------------------------------------------------

                             See notes to pro forma
                    condensed combined financial statements.
                                      F-14

                          Avitar, Inc. and Subsidiaries

                          Pro Forma Condensed Combined
                             Statement of Operations
                                   (Unaudited)



                                                     Avitar               USDTL
                                                   Year Ended          Year Ended                             Pro forma
                                                  September 30,       December 31,         Pro forma          Combined
Year ended September 30, 1998                         1998                1998            Adjustments        As Adjusted
-------------------------------------------------------------------------------------------------------------------------
Net sales                                          $ 2,203,646         $ 1,160,046         $       -        $ 3,363,692

Costs and expenses:
   Direct cost of revenues                           1,920,169             408,503                 -          2,328,672
   Research and development                            546,233             153,270                 -            699,503
   Selling, general and administrative               1,530,061             598,941           280,350(d)       2,409,352
-------------------------------------------------------------------------------------------------------------------------

                                                     3,996,463           1,160,714           280,350          5,437,527
-------------------------------------------------------------------------------------------------------------------------

Operating loss                                      (1,792,817)               (668)         (280,350)        (2,073,835)

Other income (expenses), net                          (101,307)             10,962             3,100(c)         (87,245)
-------------------------------------------------------------------------------------------------------------------------

Income (loss) before income taxes and
  discontinued operations                           (1,894,124)             10,294          (277,250)        (2,161,080)

Provision for income taxes                                   -                   -                 -                  -
-------------------------------------------------------------------------------------------------------------------------

Net income (loss) from continuing operations       $(1,894,124)        $    10,294         $(277,250)       $(2,161,080)
-------------------------------------------------------------------------------------------------------------------------

Basic and diluted net loss per share from
  continuing operations                            $      (.12)                                             $      (.12)
-------------------------------------------------------------------------------------------------------------------------

Weighted average number of common shares            16,577,892                             2,062,570(f)      18,640,462
-------------------------------------------------------------------------------------------------------------------------

                             See notes to pro forma
                    condensed combined financial statements.

                          Avitar, Inc. and Subsidiaries

                          Pro Forma Condensed Combined
                             Statement of Operations
                                   (Unaudited)


                                                                                                             Pro forma
                                                                                          Pro forma          Combined
Nine months ended June 30, 1999                          Avitar            USDTL         Adjustments        As Adjusted
-------------------------------------------------------------------------------------------------------------------------
Net sales                                           $ 1,586,621         $ 881,630         $       -         $ 2,468,251

Cost of expenses:
   Direct cost of revenues                            1,334,407           402,345                 -           1,736,752
   Research and development                             497,534           121,316                 -             618,850
   Selling, general and administrative                1,430,386           387,795           210,263(d)        2,028,444
-------------------------------------------------------------------------------------------------------------------------

                                                      3,262,327           911,456           210,263           4,384,046
-------------------------------------------------------------------------------------------------------------------------

Operating loss                                       (1,675,706)          (29,826)         (210,263)         (1,915,795)

Other income (expenses), net                            (24,626)           18,700             1,400(e)           (4,526)
-------------------------------------------------------------------------------------------------------------------------

Loss before income taxes                             (1,700,332)          (11,126)         (208,863)         (1,920,321)

Provision for income taxes                                    -                 -                 -                   -
-------------------------------------------------------------------------------------------------------------------------

Net loss                                            $(1,700,332)        $ (11,126)        $(208,863)        $(1,920,321)
-------------------------------------------------------------------------------------------------------------------------

Basic and diluted net loss per share                $     (0.12)                                            $     (0.12)
-------------------------------------------------------------------------------------------------------------------------

Weighted average number of common shares
  outstanding                                        19,064,941                           2,062,570(f)       21,127,511
-------------------------------------------------------------------------------------------------------------------------

                             See notes to pro forma
                    condensed combined financial statements.

                          Avitar, Inc. and Subsidiaries

                      Notes to Pro Forma Condensed Combined
                              Financial Statements
                                   (Unaudited)




1.     Pro forma Adjustments

          The pro forma adjustments to the condensed financial statements are as follows:

     (a) To reflect recording of fair value of assets and liabilities acquired at their carrying values which approximates fair market value and to recognize goodwill for the difference between the purchase price paid and the assets and liabilities acquired calculated as follows:

              Fair value of stock issued                         $   2,701,230

              Estimated direct expenses of the acquisition              70,000

              Fair value of net liabilities acquired                    32,271
          ----------------------------------------------------------------------

              Goodwill                                           $   2,803,501
          ----------------------------------------------------------------------

     (b) To reflect the issuance of 31,570 shares of Avitar stock for conversion of USDTL officer note payable and related interest to equity in lieu of cash payment.

     (c)  To reflect estimated direct expenses of acquisition.

     (d) To reflect amortization of goodwill over an estimated useful life of ten years.
     (e) To reflect removal of interest expense charged on note payable converted to equity.

     (f)  To reflect shares issued in connection with the acquisition.

                           United States Drug Testing
                               Laboratories, Inc.

                    Unaudited Quarterly Financial Information



                                      F-19


2.     Earnings per Share

          The following data show the amounts used in computing earnings per share:


                                                 Historical       Pro forma
       Year ended September 30,                      1998           1998
       ----------------------------------------------------------------------

       Net loss from continuing operations    $(1,894,124)       $(2,161,080)

       Less: preferred stock dividends             (5,494)            (5,494)
       ----------------------------------------------------------------------

       Loss available to common
        stockholders used in
        basic and diluted EPS                 $(1,899,618)       $(2,166,574)
       ----------------------------------------------------------------------

       Weighted average number of
        common shares                          16,577,892         18,640,462
       ----------------------------------------------------------------------



                                                Historical           Pro forma
       Nine months ended June 30,                   1999              1999
       -------------------------------------------------------------------------

       Net loss from continuing operations    $(1,700,332)       $(1,920,321)

       Less: preferred stock dividends           (517,704)          (517,704)
       -------------------------------------------------------------------------

       Loss available to common stockholders
        used in basic and diluted EPS         $(2,218,036)       $(2,438,025)
       -------------------------------------------------------------------------

       Weighted average number of
        common shares                          19,064,941         21,127,511
       ------------------------------------------------------------------------

The accompanying unaudited condensed financial statements presented on pages F-20 to F-22 of United States Drug Testing Laboratories, Inc. ("USDTL") have been prepared in accordance with generally accepted accounting principles for interim financial information and Item 310(G) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the audited financial statements of USDTL included with this report.

                           United States Drug Testing
                               Laboratories, Inc.

                                  Balance Sheet
                                   (Unaudited)




June 30,                                                          1999
-------------------------------------------------------------------------

Assets:

Current assets:
   Cash and cash equivalents                                $   11,882
   Accounts receivable, net                                    178,900
   Prepaid expenses and other                                   18,430
-------------------------------------------------------------------------

     Total current assets                                      209,212

Property and equipment (net)                                   157,638

Other assets                                                    41,586
-------------------------------------------------------------------------

     Total assets                                           $  408,436
-------------------------------------------------------------------------


Liabilities and Stockholders' Deficit

Current liabilities:
   Revolving line of credit                                 $   90,595
   Accounts payable                                             93,188
   Accrued expenses                                             53,020
   Due to related party                                         59,026
   Current portion of long-term debt                            49,717
-------------------------------------------------------------------------

     Total current liabilities                                 345,546

Long-term debt, less current portion                            95,161
-------------------------------------------------------------------------

     Total liabilities                                         440,707

Stockholder's deficit:
   Common stock                                                143,151
   Deficit                                                    (175,422)
--------------------------------------------------------------------------

     Total stockholder's deficit                               (32,271)
--------------------------------------------------------------------------

     Total liabilities and stockholder's deficit            $  408,436
--------------------------------------------------------------------------

                           United States Drug Testing
                               Laboratories, Inc.

                            Statements of Operations
                                   (Unaudited)




Six months ended June 30,                          1999                 1998
-------------------------------------------------------------------------------

Net sales                                  $    492,444         $    452,245

Costs and expenses:
   Cost of sales                                149,861               95,359
   Research and development                      67,067               62,421
   Selling, general and administrative          381,502              396,161
-------------------------------------------------------------------------------

Operating loss                                 (105,986)            (101,696)

Other income (expense)                           23,734               14,114
-------------------------------------------------------------------------------

Net loss                                   $    (82,252)        $    (87,582)
-------------------------------------------------------------------------------




Six months ended June 30,                                               1999                 1998
----------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                        $ (82,252)          $  (87,582)
   Adjustments to reconcile net loss to net cash used for
     operating activities:
     Depreciation and amortization                                    10,837               13,441
     Changes in operating assets and liabilities:
       Accounts receivable                                            46,504              (10,261)
       Prepaid expenses and other                                     (5,320)               2,274
       Accounts payable                                               (1,577)             (23,179)
       Accrued expenses                                                4,068                  (45)
----------------------------------------------------------------------------------------------------

         Net cash used for operating activities                      (27,740)            (105,352)
----------------------------------------------------------------------------------------------------

Cash flows from investing activities:
   Expenditures for property and equipment                            (7,520)              (5,228)
   Net expenditures for other assets                                  (1,000)                   -
----------------------------------------------------------------------------------------------------

         Net cash used for investing activities                       (8,520)              (5,228)
----------------------------------------------------------------------------------------------------

Cash flows from financing activities:
   Net borrowings (repayments) under revolving line of credit         (2,997)              28,592
   Proceeds from related party                                             -               12,000
   Net principal payments on long-term debt                          (11,212)              (4,977)
----------------------------------------------------------------------------------------------------

         Net cash provided by (used for) financing activities        (14,209)              35,615
----------------------------------------------------------------------------------------------------

Net decrease in cash and cash equivalents                            (50,469)             (74,965)

Cash and cash equivalents, beginning of period                        62,351               95,104
----------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                           $  11,882           $   20,139
----------------------------------------------------------------------------------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              AVITAR, INC.
                                              (Registrant)


Date:     September 22, 1999            By:/s/J.C.LEATHERMAN
                                         ------------------------
                                        J.  C.  Leatherman
                                        Chief Financial Officer